UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 10, 2010, Bioject Medical Technologies Inc.’s (“Bioject”) shareholders approved amendments to the 2002 Restated Stock Incentive Plan to (i) reserve an additional 1,500,000 shares for the 2002 Restated Stock Incentive Plan, thereby increasing the total number of shares reserved for issuance under the 2002 Restated Stock Incentive Plan to 5,400,000 shares and (ii) extend the expiration date of the Plan from June 30, 2010 to June 9, 2020.

On June 10, 2010, pursuant to the 2002 Restated Stock Incentive Plan, the Board of Directors made the following option grants to named executive officers:

Name	Number of Shares of Common Stock Underlying Option (1)	Exercise Price Per Share
Ralph Makar	330,000	$0.15
Christine M. Farrell	240,000	$0.15
Richard R. Stout, M.D.	270,000	$0.15

(1)	Each option will vest 1/4 annually on the first four anniversaries of the date of grant.

Pursuant to Ralph Makar’s Employment Agreement dated October 1, 2007, Mr. Makar is eligible to receive a target of 200,000 restricted stock units for each of the 2008 and 2009 calendar years based upon his achievement in each period of certain milestones. The employment agreement provides that such restricted stock units will vest 1/3 annually on the first three anniversaries of the date of grant. On June 10, 2010, the Board of Directors awarded Mr. Makar 400,000 restricted stock units pursuant to his employment agreement with respect to performance in calendar years 2008 and 2009. Of the 400,000 restricted stock units awards, 1/2 were vested as of the grant date and an additional 1/4 will vest annually on the first two anniversaries of the grant date. Accelerated vesting was in lieu of any cash bonus.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2010, Bioject held its Annual Meeting of Shareholders. Final voting results for each proposal are set forth in the tables below:

1.	The shareholders elected the four nominees for director to the Board of Directors. The four directors elected, along with the voting results, were as follows:

Name	Class	No. of Shares Voting For	No. of Shares Withheld Voting
Edward L. Flynn	2	23,672,962	240,081
David S. Tierney, M.D.	2	23,826,730	86,313
Al Hansen	3	23,677,752	235,291
Mark Logomasini	3	23,650,249	262,794

2.	To amend the 1992 Stock Incentive Plan to increase the number of shares available for issuance thereunder and to extend the expiration date:

No. of Shares Voting For:	No. of Shares Voting Against:	No. of Shares Abstaining:	No. of Broker Non-Votes:
22,912,462	958,042	42,539	7,514,979

3.	To amend Article IX and delete Article X of our 2002 Amended and Restated Articles of Incorporation to declassify Bioject’s Board of Directors and eliminate a 75% shareholder voting requirement for certain matters:

Classes	No. of Shares Voting For:	No. of Shares Voting Against:	No. of Shares Abstaining:	No. of Broker Non-Votes:
Common Stock	13,759,317	1,796,869	641,090	—
Series D Preferred Stock	1,846,154	—	—	—
Series E Preferred Stock	3,308,392	—	—	—
Series F Preferred Stock	831,400	—	—	—
Series G Preferred Stock	9,244,800	—	—	—

4.	To approve an amendment to our 2002 Amended and Restated Articles of Incorporation to increase the number of authorized shares of preferred stock:

Classes	No. of Shares Voting For:	No. of Shares Voting Against:	No. of Shares Abstaining:	No. of Broker Non-Votes:
Common Stock	7,644,341	968,195	69,761	7,514,979
Series D Preferred Stock	1,846,154	—	—	—
Series E Preferred Stock	3,308,392	—	—	—
Series F Preferred Stock	831,400	—	—	—
Series G Preferred Stock	9,244,800	—	—	—

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

3	Articles of Amendment to 2002 Amended and Restated Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

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